Exhibit 32.1

JACKSONVILLE BANCORP, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Jacksonville Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company, certify, pursuant to 18 U.S.C. Section 1350, as enacted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the report.

Date: May 9, 2013	By:	/s/ Stephen C. Green
Stephen C. Green President and Chief Executive Officer

Date: May 9, 2013	By:	/s/ Margaret A. Incandela
Margaret A. Incandela Executive Vice President, Chief Operating Officer and Chief Credit Officer

Date: May 9, 2013	By:	/s/ Valerie A. Kendall
Valerie A. Kendall Executive Vice President and Chief Financial Officer